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                                                                     EXHIBIT 3.1

                       AMENDMENT TO AMENDED AND RESTATED

                          ARTICLES OF INCORPORATION OF

                        ADVANTAGE LEARNING SYSTEMS, INC.

         Pursuant to and in accordance with Section 180.1003 of the Wisconsin

Statutes, the following amendment to the Amended and Restated Articles of

Incorporation was duly adopted by the vote required on February 18, 1999 by the

Board of Directors and April 14, 1999 by the shareholders of Advantage Learning

Systems, Inc.:


                  BE IT RESOLVED, that the first paragraph of Article IV of the Amended and Restated Articles of Incorporation of Advantage Learning Systems, Inc. be, and hereby is, amended to read as follows:

                                   ARTICLE IV

                  The aggregate number of shares which the Corporation shall have the authority to issue, the designation of each class of shares, the authorized number of shares of each class and the par value thereof per share shall be as follows:


                       Designation          Par Value             Authorized
                        of Class            per Share          Number of Shares
                        --------            ---------          ----------------
         Common Stock                         $.01               150,000,000

         Preferred Stock                      $.01                 5,000,000


                  BE IT FURTHER RESOLVED, except as set forth above, Article IV shall remain in full force and effect without further amendment or modification.

         Executed in duplicate as of the 26th day of April, 1999.


                                  ADVANTAGE LEARNING SYSTEMS, INC.


                                  By:   /s/ Michael H. Baum, CEO
                                       -----------------------------------------
This instrument was drafted by:                                      (Title)
Renee Hardt Torr, Esq.
Godfrey & Kahn, S.C.
780 North Water Street
Milwaukee, Wisconsin  53202







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                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       OF

                        ADVANTAGE LEARNING SYSTEMS, INC.


                  These amended and restated Articles of Incorporation supersede and replace the heretofore existing Articles of Incorporation of Advantage Learning Systems, Inc., as amended, a corporation organized under Chapter 180 of the Wisconsin Statutes:

                                    ARTICLE I

                  The name of the Corporation is Advantage Learning Systems,
Inc.

                                   ARTICLE II

                  The period of existence of the Corporation shall be perpetual.

                                   ARTICLE III

                  The Corporation is authorized to engage in any lawful activity for which corporations may be organized under Chapter 180 of the Wisconsin Statutes and any successor provisions.

                                   ARTICLE IV

                  The aggregate number of shares which the Corporation shall have the authority to issue, the designation of each class of shares, the authorized number of shares of each class and the par value thereof per share shall be as follows:

                       Designation                            Par Value                    Authorized
                        of Class                              Per Share                 Number of Shares
                        --------                              ---------                 ----------------
                   Common Stock.............................    $.01                        50,000,000
                   Preferred Stock..........................    $.01                         5,000,000


                  The preferences, limitations and relative rights of shares of each class and the authority of the Board of Directors of the Corporation to create and to designate series of Preferred Stock and to determine the preferences, limitations and relative rights as between series shall be as follows:


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                  A.  Common Stock.

                           1. Voting. Except as otherwise provided by law and except as may be determined by the Board of Directors of the Corporation with respect to shares of Preferred Stock as provided in Section B, below, only the holders of shares of Common Stock shall be entitled to vote for the election of directors of the Corporation and for all other corporate purposes. Except as otherwise provided by law, upon any such vote, each holder of Common Stock shall be entitled to one vote for each share of Common Stock held of record by such shareholder.

                           2. Dividends. Subject to the provisions of paragraph
         (2) of Section B, below, the holders of Common Stock shall be entitled to receive such dividends as may be declared thereon from time to time by the Board of Directors of the Corporation, in its discretion, out of any funds of the Corporation at the time legally available for payment of dividends.

                           3. Liquidation. In the event of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation, after there have been paid to or set aside for the holders of shares of Preferred Stock the full preferential amounts, if any, to which they are entitled as provided in paragraph (3) of Section B, below, the holders of outstanding shares of Common Stock shall be entitled to share ratably, according to the number of shares held by each, in the remaining assets of the Corporation available for distribution.

                  B.  Preferred Stock.

                           1. Series and Variations Between Series. The Board of Directors of the Corporation is authorized, to the full extent permitted under the Wisconsin Business Corporation Law and the provisions of this Section B, to provide for the issuance of the Preferred Stock in one or more series, each of such series to be distinctively designated, and to have such voting rights, redemption or conversion rights, dividend or distribution rights, preferences with respect to dividends or distributions, or other preferences, limitations or relative rights as shall be provided by the Board of Directors of the Corporation consistent with the provisions of this
         Article IV. The Board of Directors of the Corporation, unless otherwise provided when the series is established, may increase or decrease the number of shares of any series, provided that the number of shares of any series shall not be reduced below the number of shares then outstanding.

                           2. Dividends. Before any dividends (other than a dividend payable solely in Common Stock) shall be paid or set apart for payment upon shares of Common Stock, the holders of each series of Preferred Stock shall be entitled to receive dividends at the rate (which may be fixed or variable) and at such times as specified in the particular series, if any. The holders of shares of Preferred Stock shall have no rights to participate with the


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         holders of shares of Common Stock in any dividends in excess of the preferential dividends, if any, fixed for such Preferred Stock.

                           3. Liquidation. In the event of liquidation, dissolution or winding up (whether voluntary or involuntary) of the Corporation, the holders of shares of Preferred Stock shall be entitled to be paid the full amount payable on such shares upon the liquidation, dissolution or winding up of the Corporation fixed by the Board of Directors with respect to such shares, if any, before any amount shall be paid to the holders of the Common Stock.

                                    ARTICLE V

                  No holder of any shares of the Corporation shall have any pre-emptive or subscription rights nor be entitled, as of right, to purchase or subscribe for any part of the unissued shares of the Corporation or of any additional shares issued by reason of any increase of authorized shares of the Corporation or other securities whether or not convertible into shares of the Corporation.

                                   ARTICLE VI

                  A dividend payable in shares of any class or series of the Corporation may be paid in shares of any other class or series.

                                   ARTICLE VII

                  The address of the initial registered office of the Corporation is 44 East Mifflin Street, Madison, Wisconsin 53703. The name of its initial registered agent at such address is CT Corporation System.

                                  ARTICLE VIII

                  The number of directors (exclusive of directors, if any, elected by the holders of one or more series of Preferred Stock established pursuant to Article IV of these Articles of Incorporation) shall not be less than one (1) nor more than fifteen (15) directors, the exact number of directors to be determined from time to time by resolution adopted by the affirmative vote of a majority of the entire Board of Directors then in office.

                  The term of office of each director shall be one year. A director shall hold office until the next annual meeting following his or her election and until his or her successor shall be elected and shall qualify. Any newly created directorship resulting from an increase in the number of directors and any other vacancy on the Board of Directors, however caused, shall be filled by the vote of a majority of the directors then in office, although less than a quorum, or by a sole



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remaining director. Any director so elected to fill any vacancy in the Board of
Directors, including a vacancy created by an increase in the number of directors, shall hold office until the next annual meeting following his or her election and until his or her successor shall be elected and shall qualify.

                  Exclusive of directors, if any, elected by the holders of one or more series of Preferred Stock, no director of the Corporation may be removed from office, except for Cause and by the affirmative vote of a majority of the outstanding shares of the Corporation entitled to vote at a meeting of shareholders duly called for such purpose. As used in this Article VIII, the term "Cause" shall mean solely malfeasance arising from the performance of a director's duties which has a materially adverse effect on the business of the Corporation.

                                   ARTICLE IX

                  The Corporation's By-Laws may be amended, altered or repealed, and new By-Laws may be enacted, only by the affirmative vote of the holders of not less than two-thirds of the outstanding shares of the Corporation entitled to vote at a meeting of shareholders duly called for such purpose and by the affirmative vote of the holders of not less than two-thirds of the shares of each class or series, if any, entitled to vote thereon at such meeting, or by the affirmative vote of not less than a majority of the entire Board of Directors then in office.


This instrument was drafted by:
Dennis F. Connolly
Godfrey & Kahn, S.C.
780 North Water Street
Milwaukee, Wisconsin  53202




















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